Exhibit 99.1

CONTACT: Todd Pozefsky (203) 458-5807

WHITE MOUNTAINS REPORTS THIRD QUARTER RESULTS

HAMILTON, Bermuda (November 6, 2020) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,099 and adjusted book value per share of $1,101 as of September 30, 2020. Book value per share and adjusted book value per share both increased 8% in the third quarter of 2020. For the first nine months of 2020, book value per share increased 7% and adjusted book value per share increased 8%, including dividends.

Marking the value of White Mountains’s investment in MediaAlpha to its initial public offering (the “MediaAlpha IPO”) price of $19.00 per share and giving effect to a related internal reorganization in October, which resulted in the release of a $124 million deferred tax liability, book value per share would have been $1,132 and adjusted book value per share would have been $1,135 as of September 30, 2020.

Subsequent to the MediaAlpha IPO, each $1.00 per share increase or decrease in the stock price of MediaAlpha will result in an approximate $7 per share increase or decrease in White Mountains’s book value per share and adjusted book value per share. For example, further marking the value of White Mountains’s investment in MediaAlpha to its October month-end closing price of $33.83 per share, book value per share would have been $1,230 and adjusted book value per share would have been $1,233 as of September 30, 2020.

Manning Rountree, CEO, commented, “We had an active quarter, producing both noteworthy transactions and good results. On October 1, we announced our transaction with Ark, which remains on track for a January 2021 closing. We are delighted to partner with Ian Beaton and Nick Bonnar, and we are excited about the market opportunity in front of us. Later in October, we celebrated the successful IPO of MediaAlpha. Steve Yi, Eugene Nonko, Ambrose Wang, Tigran Sinanyan and team have built a great company from scratch, unlocking tremendous shareholder value along the way. Thank you! During the quarter, our investment portfolio returned 2.8% as both equity and fixed income markets edged higher. BAM wrote $30 million of total premiums and member surplus contributions, as demand for bond insurance remained elevated. NSM saw 3% quarter over quarter growth in pro forma controlled premiums and 1% quarter over quarter growth in pro forma adjusted EBITDA. Kudu had another good quarter, benefiting from the move higher in investment markets. In August and September, we liquidated the bulk of our common stocks in anticipation of funding the Ark transaction. When reflecting each of the Ark transaction and the MediaAlpha IPO, our capital base is now more or less fully deployed.”

Comprehensive income attributable to common shareholders was $237 million and $220 million in the third quarter and first nine months of 2020, compared to comprehensive income attributable to common shareholders of $46 million and $348 million in the third quarter and first nine months of 2019. Results in the third quarter and first nine months of 2020 included $305 million and $355 million of net investment income and unrealized investment gains from White Mountains’s investment in MediaAlpha. Results in the third quarter and first nine months of 2019 included $37 million and $222 million of net investment income, realized gains and unrealized investment gains from White Mountains’s investment in MediaAlpha, $182 million of which was from MediaAlpha’s sale of a significant minority stake to Insignia Capital Group on February 26, 2019 (the “MediaAlpha Transaction”).

MediaAlpha

On October 30, 2020, MediaAlpha completed the MediaAlpha IPO. At the IPO price of $19.00 per share, MediaAlpha had an equity market capitalization of approximately $1.2 billion and an enterprise valuation of approximately $1.4 billion. In the offering, White Mountains sold 3,609,894 shares and received total proceeds of $64 million. Following the completion of the MediaAlpha IPO, White Mountains owns 20,532,202 MediaAlpha shares, representing a 32% fully-diluted ownership interest. At the IPO price of $19.00 per share, the value of White Mountains’s remaining investment in MediaAlpha was $390 million. At the October month-end closing price of $33.83 per share, the value of White Mountains’s remaining investment in MediaAlpha was $695 million.

During the third quarter of 2020, MediaAlpha secured $210 million of new third-party debt financing and used a portion of the proceeds to effect a dividend recapitalization. White Mountains received $55 million of net proceeds related to the dividend recapitalization, which was recorded as net investment income. Also during the third quarter of 2020, White Mountains increased the fair value of its investment in MediaAlpha by $250 million to $475 million. The increase was driven primarily by continued strong operating results, an improved outlook for the MediaAlpha business going forward and expectations for the MediaAlpha IPO.

HG Global/BAM

BAM’s gross written premiums and member surplus contributions (MSC) collected were $30 million and $93 million in the third quarter and first nine months of 2020, compared to $44 million and $84 million in the third quarter and first nine months of 2019. BAM insured municipal bonds with par value of $4.7 billion and $11.8 billion in the third quarter and first nine months of 2020, compared to $4.1 billion and $8.9 billion in the third quarter and first nine months of 2019. Total pricing was 63 and 79 basis points in the third quarter and first nine months of 2020, compared to 107 and 94 basis points in the third quarter and first nine months of 2019. BAM’s total claims paying resources were $968 million at September 30, 2020, compared to $938 million at December 31, 2019 and $930 million at September 30, 2019.

Seán McCarthy, CEO of BAM, said, “BAM had another successful quarter as demand for insurance remained strong. New issuance and insured penetration in the primary market both increased, although pricing dipped somewhat. Secondary market activity remained robust. BAM saw continuing increased utilization of bond insurance by both institutional and retail investors as a means to enhance liquidity, preserve value and hedge against credit rating volatility within their portfolios.”
Mr. McCarthy continued, “The COVID-19 pandemic is negatively impacting the finances of municipalities to varying degrees, and, over time, financial stress could emerge. BAM has maintained its conservative underwriting standards and its exclusive focus on U.S. municipal issuers that provide essential public services. BAM is engaged with all of our members to monitor the potential impact of pandemic-related revenue losses. BAM’s existing credit portfolio is of high quality and structured to be resilient. To date, the portfolio continues to perform as expected; all BAM-insured bond payments due through November 1 have been made.”

HG Global reported pre-tax income of $10 million and $42 million in the third quarter and first nine months of 2020, compared to pre-tax income of $14 million and $44 million in the third quarter and first nine months of 2019. The decreases in HG Global’s pre-tax income were driven primarily by lower investment returns. White Mountains reported pre-tax loss related to BAM of $11 million and $31 million in the third quarter and first nine months of 2020, compared to pre-tax loss related to BAM of $10 million and $26 million in the third quarter and first nine months of 2019. The increases in BAM’s pre-tax loss were driven primarily by lower investment returns.

BAM is a mutual insurance company that is owned by its members.  BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to non-controlling interests.

NSM

NSM reported pre-tax loss of $1 million, adjusted EBITDA of $15 million, and commission and other revenues of $71 million in the third quarter of 2020, compared to pre-tax income of $5 million, adjusted EBITDA of $13 million, and commission and other revenues of $60 million in the third quarter of 2019. Results for the third quarter and first nine months of 2020 include the results of Kingsbridge Group Limited, a leading provider of commercial lines insurance and consulting services to the contingent workforce in the U.K., which was acquired on April 7, 2020. NSM reported pre-tax loss of $6 million, adjusted EBITDA of $44 million, and commission and other revenues of $212 million in the first nine months of 2020, compared to pre-tax income of $4 million, adjusted EBITDA of $39 million, and commission and other revenues of $175 million in the first nine months of 2019.

Geof McKernan, CEO of NSM, said, “NSM had a solid third quarter. Trailing 12 months pro forma controlled premiums were $1,040 million, up 3% from last quarter. Trailing 12 months pro forma adjusted EBITDA was $57 million, up 1% from last quarter. We experienced significant growth in the U.S., led by our pet, real estate and social services verticals, offset by a decline in the U.K., where we are repositioning the business for growth during the COVID-19 pandemic and beyond.”

Kudu

Kudu reported pre-tax income of $13 million and adjusted EBITDA of $5 million in the third quarter of 2020, compared to pre-tax income of $3 million and adjusted EBITDA of $3 million in the third quarter of 2019. Pre-tax income in the third quarter of 2020 included $10 million of unrealized gains on Kudu’s participation contracts, reflecting the continued recovery in broad markets and an improved outlook for Kudu’s underlying asset management businesses. Kudu reported pre-tax income of $9 million and adjusted EBITDA of $14 million in the first nine months of 2020. Pre-tax income in the first nine months of 2020 included $2 million of unrealized gains on Kudu’s participation contracts, reflecting a full recovery from the impact of the market dislocation from the COVID-19 pandemic on Kudu’s underlying asset management businesses in the first quarter of 2020.

As of September 30, 2020, Kudu has deployed a total of $324 million in 11 asset management firms with combined assets under management of approximately $39 billion, spanning a range of asset classes, including real estate, real assets, wealth management, hedge funds, private equity and alternative credit strategies.

Rob Jakacki, CEO of Kudu, said, “Kudu’s diversified portfolio continues to demonstrate durability through a challenging year for global markets. Third quarter results were good with strong revenues driven by the continued recovery in broad markets and the impact of new transactions. We have now deployed $324 million across 11 firms with an average cash yield to Kudu at inception of 10.2%. We have closed on two transactions in the first nine months of 2020, continue to see a large number of opportunities globally, and are optimistic about further capital deployments in the coming quarters.”

Other Operations

White Mountains’s Other Operations segment reported pre-tax income of $311 million and $274 million in the third quarter and first nine months of 2020, compared to pre-tax income of $40 million and $328 million in the third quarter first nine months of 2019. Net investment income was $60 million and $79 million in the third quarter and first nine months of 2020, driven primarily by the $55 million of net proceeds received from the dividend recapitalization at MediaAlpha, compared to $8 million and $31 million in the third quarter and first nine months of 2019. Net realized and unrealized investment gains were $294 million and $278 million in the third quarter and first nine months of 2020, driven primarily by the increase in the fair value of White Mountains’s investment in MediaAlpha, compared to net realized and unrealized investment gains of $57 million and $200 million in the third quarter and first nine months of 2019. Pre-tax income for the first nine months of 2019 also included $182 million of gains from the MediaAlpha Transaction, which consisted of $67 million of realized gain and $115 million of unrealized investment gain.

General and administrative expenses were $44 million and $87 million in the third quarter and first nine months of 2020, compared to $28 million and $87 million in the third quarter and first nine months of 2019. The increase in general and administrative expenses in the third quarter of 2020 compared to the third quarter of 2019 was driven primarily by higher incentive compensation costs, in turn driven primarily by strong third quarter results.

Share Repurchases

In the first nine months of 2020, White Mountains repurchased and retired 99,087 of its common shares for $85 million at an average share price of $858.81, or 78% of White Mountains’s September 30, 2020 adjusted book value per share. The average share price paid was approximately 76% of White Mountains’s September 30, 2020 adjusted book value per share including the effect of marking the value of White Mountains’s investment in MediaAlpha to the IPO price of $19.00 per share and giving effect to a related internal reorganization in October. White Mountains did not repurchase any of its common shares in the third quarter of 2020.

Investments

The total return on invested assets was 13.5% in the third quarter of 2020. This return included $305 million of net investment income and unrealized investment gains from White Mountains’s investment in MediaAlpha. Excluding MediaAlpha, the total return on invested assets was 2.8% in the third quarter of 2020. The total return on invested assets was 3.1% in the third quarter of 2019. This return included $37 million of net investment income and unrealized investment gains from MediaAlpha. Excluding MediaAlpha, the total return on invested assets was 1.8% in the third quarter of 2019.

The total return on invested assets was 15.4% in the first nine months of 2020. This return included $355 million of net investment income and unrealized investment gains from MediaAlpha. Excluding MediaAlpha, the total return on invested assets was 2.8% in the first nine months of 2020. The total return on invested assets was 15.9% in the first nine months of 2019. This return included $155 million of net investment income and unrealized investment gains from MediaAlpha. Excluding MediaAlpha, the total return on invested assets was 9.9% in the first nine months of 2019.

Mark Plourde, Managing Director of White Mountains Advisors, said, "Excluding MediaAlpha, the total portfolio was up 2.8% in the third quarter. Our portfolio of common stocks and ETFs returned 7.9%, behind the S&P 500 return of 8.9%, primarily due to our international common stock positions. Fixed income returned 0.8%, ahead of the BBIA Index return of 0.5%. In August and September, we liquidated $400 million of ETFs and all of our international common stock positions (totaling $107 million) in anticipation of funding the Ark transaction.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	September 30, 2020	December 31, 2019	September 30, 2019
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$831.8	$799.3	$794.5
Short-term investments	56.1	46.3	57.1
Total investments	887.9	845.6	851.6
Cash	49.9	24.2	11.3
Insurance premiums receivable	7.2	6.7	6.7
Deferred acquisition costs	26.1	22.1	21.4
Accrued investment income	5.2	5.4	5.5
Accounts receivable on unsettled investment sales	—	3.9	—
Other assets	15.0	16.1	16.4
Total Financial Guarantee assets	991.3	924.0	912.9
Specialty Insurance Distribution (NSM)
Cash (restricted $82.9, $56.3 and $67.0)	125.0	89.7	105.7
Premium and commission receivable	67.7	70.8	53.6
Goodwill and other intangible assets	730.3	623.0	630.6
Other assets	57.2	41.7	35.1
Total Specialty Insurance Distribution assets	980.2	825.2	825.0
Asset Management (Kudu)
Short-term investments	.1	.1	.1
Other long-term investments	325.5	266.5	219.3
Total investments	325.6	266.6	219.4
Cash	8.4	5.8	4.9
Accrued investment income	6.2	5.8	4.7
Goodwill and other intangible assets	9.3	9.6	9.6
Other assets	2.4	2.7	3.7
Total Asset Management assets	351.9	290.5	242.3
Other Operations
Fixed maturity investments	389.7	406.5	371.5
Short-term investments	515.6	154.8	215.3
Common equity securities	140.7	683.9	629.7
Other long-term investments	845.7	589.8	554.4
Total investments	1,891.7	1,835.0	1,770.9
Cash	31.5	41.3	27.3
Accrued investment income	2.8	5.7	5.1
Accounts receivable on unsettled investment sales	54.7	5.1	.3
Goodwill and other intangible assets	36.7	22.1	20.7
Other assets	41.9	31.3	29.0
Assets held for sale	.7	3.0	2.8
Total Other Operations assets	2,060.0	1,943.5	1,856.1
Total assets	$4,383.4	$3,983.2	$3,836.3

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	September 30, 2020	December 31, 2019	September 30, 2019
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$226.9	$198.4	$203.5
Accrued incentive compensation	19.4	21.7	19.0
Accounts payable on unsettled investment purchases	6.4	—	3.6
Other liabilities	27.8	26.7	27.4
Total Financial Guarantee liabilities	280.5	246.8	253.5
Specialty Insurance Distribution (NSM)
Debt	270.2	219.2	219.4
Premiums payable	116.9	102.3	92.6
Contingent consideration earnout liabilities	11.8	20.6	28.7
Other liabilities	77.5	59.0	60.1
Total Specialty Insurance Distribution liabilities	476.4	401.1	400.8
Asset Management (Kudu)
Debt	71.0	53.6	—
Other liabilities	10.2	3.4	5.3
Total Asset Management liabilities	81.2	57.0	5.3
Other Operations
Debt	18.2	10.7	10.8
Accrued incentive compensation	41.9	55.1	44.9
Other liabilities	176.0	67.8	50.1
Total Other Operations liabilities	236.1	133.6	105.8
Total liabilities	1,074.2	838.5	765.4

Equity
White Mountains’s common shareholder’s equity
White Mountains’s common shares and paid-in surplus	592.1	596.3	593.2
Retained earnings	2,822.1	2,672.4	2,611.5
Accumulated other comprehensive loss, after tax:
Net unrealized foreign currency translation losses and interest rate swap	(6.5)	(7.2)	(11.3)
Total White Mountains’s common shareholders’ equity	3,407.7	3,261.5	3,193.4
Non-controlling interests	(98.5)	(116.8)	(122.5)
Total equity	3,309.2	3,144.7	3,070.9
Total liabilities and equity	$4,383.4	$3,983.2	$3,836.3

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	September 30, 2020		June 30, 2020		December 31, 2019	September 30, 2019
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$3,407.7		$3,166.0		$3,261.5	$3,193.4
Time value of money discount on expected future payments on the BAM Surplus Notes (1)	(144.3)		(146.7)		(151.6)	(132.8)
HG Global’s unearned premium reserve (1)	181.0		173.8		156.7	160.4
HG Global’s net deferred acquisition costs (1)	(49.5)		(47.0)		(41.5)	(42.0)
Adjusted book value per share numerator	$3,394.9		$3,146.1		$3,225.1	$3,179.0
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	3,102.0		3,101.8		3,185.4	3,185.4
Unearned restricted common shares	(19.3)		(23.1)		(18.5)	(21.5)
Adjusted book value per share denominator	3,082.7		3,078.7		3,166.9	3,163.9
GAAP book value per share	$1,098.56		$1,020.71		$1,023.91	$1,002.53
Adjusted book value per share	$1,101.28		$1,021.91		$1,018.41	$1,004.76
(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.
	September 30, 2020		June 30, 2020		December 31, 2019	September 30, 2019
Quarter-to-date change in GAAP book value per share, including dividends:	7.6%		4.0%		2.1%	1.6%
Quarter-to-date change in adjusted book value per share, including dividends:	7.8%		4.3%		1.4%	1.9%
Year-to-date change in GAAP book value per share, including dividends:	7.4%		(0.2)%		14.4%	12.0%
Year-to-date change in adjusted book value per share, including dividends:	8.2%		0.4%		14.8%	13.3%
Year-to-date dividends per share	$1.00		$1.00		$1.00	$1.00
	September 30, 2020		June 30, 2020		December 31, 2019	September 30, 2019
Summary of goodwill and other intangible assets (in millions):
Goodwill:
NSM	$511.8	(1)	$504.9	(1)	$381.6	$397.0	(2)
Kudu	7.6		7.6		7.6	7.6
Other Operations	20.7	(1)	5.7		5.5	20.2	(2)
Total goodwill	540.1		518.2		394.7	424.8
Other intangible assets:
NSM	218.5		223.7		241.4	233.6
Kudu	1.7		1.8		2.0	2.0
Other Operations	16.0		16.2		16.6	.5
Total other intangible assets	236.2		241.7		260.0	236.1
Total goodwill and other intangible assets	776.3		759.9		654.7	660.9
Goodwill and other intangible assets attributed to non-controlling interests	(27.1)		(25.9)		(23.4)	(25.0)
Goodwill and other intangible assets included in White Mountains’s common shareholders’ equity	$749.2		$734.0		$631.3	$635.9
(1) The relative fair values of goodwill and of other intangible assets recognized in connection with the acquisition of Kingsbridge and Other Operations had not yet been finalized at September 30, 2020.
(2) The relative fair values of goodwill and of other intangible assets recognized in connection with the acquisition of Embrace and Other Operations had not yet been finalized at September 30, 2019.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$6.2	$5.2	$17.2	$13.7
Net investment income	4.7	5.4	15.1	16.1
Net realized and unrealized investment gains	3.2	7.1	23.7	30.4
Other revenues	.4	.3	2.1	1.3
Total Financial Guarantee revenues	14.5	18.0	58.1	61.5
Specialty Insurance Distribution (NSM)
Commission revenues	58.2	49.4	174.2	147.6
Other revenues	12.5	10.5	37.6	27.7
Total Specialty Insurance Distribution revenues	70.7	59.9	211.8	175.3
Asset Management (Kudu)
Net investment income	6.4	4.6	19.3	8.6
Net realized and unrealized investment gains	9.8	2.7	1.5	3.1
Other revenues	.1	.2	.2	.2
Total Asset Management revenues	16.3	7.5	21.0	11.9	(1)
Marketing Technology (MediaAlpha)
Advertising and commission revenues	—	—	—	48.8
Total Marketing Technology revenues	—	—	—	48.8	(2)
Other Operations
Net investment income	60.1	8.4	79.3	30.7
Net realized and unrealized investment gains	293.6	57.2	277.6	199.6
Realized gain and unrealized investment gain from the MediaAlpha Transaction	—	—	—	182.2
Advertising and commission revenues	2.1	1.9	6.1	4.5
Other revenues	2.2	2.6	6.0	3.6
Total Other Operations revenues	358.0	70.1	369.0	420.6
Total revenues	$459.5	$155.5	$659.9	$718.1

(1) Kudu's results are from April 4, 2019, the date White Mountains began consolidating Kudu, to September 30, 2019.
(2) MediaAlpha’s results are from January 1, 2019 to February 26, 2019, the date of the MediaAlpha Transaction.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Expenses:
Financial Guarantee (HG Global/BAM)
Insurance acquisition expenses	$1.6	$1.4	$5.4	$4.1
Other underwriting expenses	.1	.1	.3	.3
General and administrative expenses	13.9	12.5	41.1	39.1
Total Financial Guarantee expenses	15.6	14.0	46.8	43.5
Specialty Insurance Distribution (NSM)
General and administrative expenses	42.9	33.3	131.0	91.4
Broker commission expenses	17.1	15.3	56.4	48.9
Change in fair value of contingent consideration earnout liabilities	.7	(2.0)	(1.6)	5.6
Amortization of other intangible assets	5.1	4.4	16.2	13.5
Interest expense	6.1	4.4	16.1	12.2
Total Specialty Insurance Distribution expenses	71.9	55.4	218.1	171.6
Asset Management (Kudu)
General and administrative expenses	2.2	4.5	7.5	6.7
Amortization of other intangible assets	.1	.2	.3	.2
Interest expense	1.4	—	4.3	—
Total Asset Management expenses	3.7	4.7	12.1	6.9	(1)
Marketing Technology (MediaAlpha)
Cost of sales	—	—	—	40.6
General and administrative expenses	—	—	—	12.5
Amortization of other intangible assets	—	—	—	1.6
Interest expense	—	—	—	.2
Total Marketing Technology expenses	—	—	—	54.9	(2)
Other Operations
Cost of sales	2.3	2.3	6.5	5.0
General and administrative expenses	44.3	27.7	87.1	87.2
Amortization of other intangible assets	.2	—	.6	.1
Interest expense	.3	.3	.8	.3
Total Other Operations expenses	47.1	30.3	95.0	92.6
Total expenses	138.3	104.4	372.0	369.5
Pre-tax income from continuing operations	321.2	51.1	287.9	348.6
Income tax expense	(98.5)	(8.8)	(97.1)	(18.9)
Net income from continuing operations	222.7	42.3	190.8	329.7
Net (loss) income from sale of discontinued operations, net of tax	(.7)	.9	(.8)	1.6
Net income	222.0	43.2	190.0	331.3
Net loss attributable to non-controlling interests	10.9	5.5	29.5	22.3
Net income attributable to White Mountains’s common shareholders	$232.9	$48.7	$219.5	$353.6
(1) Kudu's results are from April 4, 2019, the date White Mountains began consolidating Kudu, to September 30, 2019.
(2) MediaAlpha’s results are from January 1, 2019 to February 26, 2019, the date of the MediaAlpha Transaction.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income attributable to White Mountains’s common shareholders	$232.9	$48.7	$219.5	$353.6
Other comprehensive income (loss), net of tax	3.9	(2.4)	1.0	(5.8)
Comprehensive income	236.8	46.3	220.5	347.8
Other comprehensive (income) loss attributable to non-controlling interests	(.1)	.1	(.3)	.3
Comprehensive income attributable to White Mountains’s common shareholders	$236.7	$46.4	$220.2	$348.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Income (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Basic earnings (loss) per share
Continuing operations	$75.32	$15.01	$70.40	$110.67
Discontinued operations	(.23)	.28	(.26)	.50
Total consolidated operations	$75.09	$15.29	$70.14	$111.17

Diluted earnings (loss) per share
Continuing operations	$75.32	$15.01	$70.40	$110.67
Discontinued operations	(.23)	.28	(.26)	.50
Total consolidated operations	$75.09	$15.29	$70.14	$111.17
Dividends declared per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended September 30, 2020	HG Global/BAM
	HG Global	BAM	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$5.1	$1.1	$—	$—	$—	$6.2
Net investment income	1.8	2.9	—	6.4	60.1	71.2
Net investment income (expense) - BAM surplus note interest	4.6	(4.6)	—	—	—	—
Net realized and unrealized investment gains	—	3.2	—	9.8	293.6	306.6
Advertising and commission revenues	—	—	58.2	—	2.1	60.3
Other revenues	.2	.2	12.5	.1	2.2	15.2
Total revenues	11.7	2.8	70.7	16.3	358.0	459.5
Expenses:
Insurance acquisition expenses	1.1	.5	—	—	—	1.6
Other underwriting expenses	—	.1	—	—	—	.1
Cost of sales	—	—	—	—	2.3	2.3
General and administrative expenses	.6	13.3	42.9	2.2	44.3	103.3
Broker commission expenses	—	—	17.1	—	—	17.1
Change in fair value of contingent consideration earnout liabilities	—	—	.7	—	—	.7
Amortization of other intangible assets	—	—	5.1	.1	.2	5.4
Interest expense	—	—	6.1	1.4	.3	7.8
Total expenses	1.7	13.9	71.9	3.7	47.1	138.3
Pre-tax income (loss)	$10.0	$(11.1)	$(1.2)	$12.6	$310.9	$321.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended September 30, 2019	HG Global/BAM
	HG Global	BAM	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$4.2	$1.0	$—	$—	$—	$5.2
Net investment income	1.8	3.6	—	4.6	8.4	18.4
Net investment income (expense) - BAM surplus note interest	6.9	(6.9)	—	—	—	—
Net realized and unrealized investment gains	2.0	5.1	—	2.7	57.2	67.0
Advertising and commission revenues	—	—	49.4	—	1.9	51.3
Other revenues	—	.3	10.5	.2	2.6	13.6

Total revenues	14.9	3.1	59.9	7.5	70.1	155.5
Expenses:
Insurance acquisition expenses	1.1	.3	—	—	—	1.4
Other underwriting expenses	—	.1	—	—	—	.1
Cost of sales	—	—	—	—	2.3	2.3
General and administrative expenses	.3	12.2	33.3	4.5	27.7	78.0
Broker commission expenses	—	—	15.3	—	—	15.3
Change in fair value of contingent consideration earnout liabilities	—	—	(2.0)	—	—	(2.0)
Amortization of other intangible assets	—	—	4.4	.2	—	4.6
Interest expense	—	—	4.4	—	.3	4.7

Total expenses	1.4	12.6	55.4	4.7	30.3	104.4

Pre-tax income (loss)	$13.5	$(9.5)	$4.5	$2.8	$39.8	$51.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Nine Months Ended September 30, 2020	HG Global/BAM
	HG Global	BAM	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$14.1	$3.1	$—	$—	$—	$17.2
Net investment income	6.1	9.0	—	19.3	79.3	113.7
Net investment income (expense) - BAM surplus note interest	14.1	(14.1)	—	—	—	—
Net realized and unrealized investment gains	12.1	11.6	—	1.5	277.6	302.8
Advertising and commission revenues	—	—	174.2	—	6.1	180.3
Other revenue	.3	1.8	37.6	.2	6.0	45.9

Total revenues	46.7	11.4	211.8	21.0	369.0	659.9
Expenses:
Insurance acquisition expenses	3.3	2.1	—	—	—	5.4
Other underwriting expenses	—	.3	—	—	—	.3
Cost of sales	—	—	—	—	6.5	6.5
General and administrative expenses	1.6	39.5	131.0	7.5	87.1	266.7
Broker commission expenses	—	—	56.4	—	—	56.4
Change in fair value of contingent consideration earnout liabilities	—	—	(1.6)	—	—	(1.6)
Amortization of other intangible assets	—	—	16.2	.3	.6	17.1
Interest expense	—	—	16.1	4.3	.8	21.2
Total expenses	4.9	41.9	218.1	12.1	95.0	372.0

Pre-tax income (loss)	$41.8	$(30.5)	$(6.3)	$8.9	$274.0	$287.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Nine Months Ended September 30, 2019	HG Global/BAM
	HG Global	BAM	NSM	Kudu (1)	MediaAlpha (2)	Other Operations	Total
Revenues:
Earned insurance premiums	$11.0	$2.7	$—	$—	$—	$—	$13.7
Net investment income	5.6	10.5	—	8.6	—	30.7	55.4
Net investment income (expense) - BAM surplus note interest	20.6	(20.6)	—	—	—	—	—
Realized and unrealized gains from MediaAlpha Transaction	—	—	—	—	—	182.2	182.2
Net realized and unrealized investment gains	11.1	19.3	—	3.1	—	199.6	233.1
Advertising and commission revenues	—	—	147.6	—	48.8	4.5	200.9
Other revenue	—	1.3	27.7	.2	—	3.6	32.8

Total revenues	48.3	13.2	175.3	11.9	48.8	420.6	718.1
Expenses:
Insurance acquisition expenses	2.8	1.3	—	—	—	—	4.1
Other underwriting expenses	—	.3	—	—	—	—	.3
Cost of sales	—	—	—	—	40.6	5.0	45.6
General and administrative expenses	1.2	37.9	91.4	6.7	5.7	87.2	230.1
General and administrative expenses - MediaAlpha Transaction related costs	—	—	—	—	6.8	—	6.8
Broker commission expenses	—	—	48.9	—	—	—	48.9
Change in fair value of contingent consideration earnout liabilities	—	—	5.6	—	—	—	5.6
Amortization of other intangible assets	—	—	13.5	.2	1.6	.1	15.4
Interest expense	—	—	12.2	—	.2	.3	12.7
Total expenses	4.0	39.5	171.6	6.9	54.9	92.6	369.5

Pre-tax income (loss)	$44.3	$(26.3)	$3.7	$5.0	$(6.1)	$328.0	$348.6
(1) Kudu's results are from April 4, 2019, the date White Mountains began consolidating Kudu, to September 30, 2019.
(2) MediaAlpha’s results are from January 1, 2019 to February 26, 2019, the date of the MediaAlpha Transaction.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
BAM	2020	2019	2020	2019
Gross par value of primary market policies issued	$4,420.8	$2,662.7	$10,125.0	$6,672.7
Gross par value of secondary market policies issued	318.7	288.6	1,665.7	1,121.0
Gross par value of assumed reinsurance	—	1,130.7	36.9	1,130.7
Total gross par value of market policies issued	$4,739.5	$4,082.0	$11,827.6	$8,924.4

Gross written premiums	$14.4	$20.8	$45.6	$41.2
MSC collected	15.4	23.0	46.9	42.9
Total gross written premiums and MSC collected	$29.8	$43.8	$92.5	$84.1
Present value of future installment MSC collections	—	.1	.3	.3
Gross written premium adjustments on existing installment policies	.1	—	.1	(.1)
Gross written premiums and MSC from new business	$29.9	$43.9	$92.9	$84.3
Total pricing	63 bps	107 bps	79 bps	94 bps

	As of September 30, 2020	As of December 31, 2019
Policyholders’ surplus	$347.2	$402.4
Contingency reserve	81.6	68.2
Qualified statutory capital	428.8	470.6
Statutory net unearned premiums	43.6	39.3
Present value of future installment premiums and MSC	14.4	13.7
HG Re, Ltd collateral trusts at statutory value	381.0	314.0
Fidus Re, Ltd collateral trust at statutory value	100.0	100.0
Claims paying resources	$967.8	$937.6

	Three Months Ended September 30,		Nine Months Ended September 30,
HG Global	2020	2019	2020	2019
Net written premiums	$12.5	$17.8	$39.1	$35.2
Earned premiums	$5.1	$4.2	$14.1	$11.0

	As of September 30, 2020	As of December 31, 2019
Unearned premiums	$186.8	$161.7
Deferred acquisition costs	$51.1	$42.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

NSM	Three Months Ended September 30, 2019	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Twelve Months Ended October 1, 2019 to September 30, 2020
Commission revenues	$49.4	$58.2	$147.6	$174.2	$220.0
Broker commission expenses	15.3	17.1	48.9	56.4	72.3
Gross profit	34.1	41.1	98.7	117.8	147.7
Other revenues	10.5	12.5	27.7	37.6	49.6
General and administrative expenses	33.3	42.9	91.4	131.0	171.8
Change in fair value of contingent consideration earnout liabilities	(2.0)	.7	5.6	(1.6)	(5.1)
Amortization of other intangible assets	4.4	5.1	13.5	16.2	22.1
Interest expense	4.4	6.1	12.2	16.1	20.6
GAAP pre-tax income (loss)	4.5	(1.2)	3.7	(6.3)	(12.1)
Income tax expense (benefit)	1.7	.1	1.7	(2.8)	(5.1)
GAAP net income (loss)	2.8	(1.3)	2.0	(3.5)	(7.0)

Add back:
Interest expense	4.4	6.1	12.2	16.1	20.6
Income tax expense (benefit)	1.7	.1	1.7	(2.8)	(5.1)
General and administrative expenses – depreciation	.8	1.2	2.0	2.9	3.7
Amortization of other intangible assets	4.4	5.1	13.5	16.2	22.1
EBITDA	14.1	11.2	31.4	28.9	34.3

Add back:
Change in fair value of contingent consideration earnout liabilities	(2.0)	.7	5.6	(1.6)	(5.1)
Non-cash equity-based compensation expense	—	1.0	—	1.0	1.0
Impairments of intangible assets	—	—	—	6.2	8.6
Acquisition-related transaction expenses	.3	.6	1.4	5.6	7.4
Fair value purchase accounting adjustment for deferred revenue	—	—	—	—	.9
Investments made in the development of new business lines	.1	.2	.3	.6	.6
Restructuring expenses	.3	1.7	.4	3.2	5.1
Adjusted EBITDA	$12.8	$15.4	$39.1	$43.9	$52.8
Add:
Kingsbridge’s Adjusted EBITDA from October 1, 2019 to April 7, 2020					4.4
Pro forma adjusted EBITDA					$57.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Kudu	Three Months Ended September 30, 2019	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020	Twelve Months Ended October 1, 2019 to September 30, 2020
GAAP pre-tax income	$2.8	$12.6	$8.9	$14.7
Income tax expense	.8	3.8	3.2	4.9
GAAP net income	2.0	8.8	5.7	9.8

Add back:
Interest expense	—	1.4	4.3	4.4
Income tax expense	.8	3.8	3.2	4.9
Amortization of other intangible assets	.2	.1	.3	.3
EBITDA	3.0	14.1	13.5	19.4

Add back:
Net unrealized investment gains	(2.7)	(9.8)	(1.5)	(4.7)
Non-cash equity-based compensation expense	.5	.1	.1	.5
Acquisition-related transaction expenses	2.1	.1	1.6	2.1
Adjusted EBITDA	$2.9	$4.5	$13.7	17.3
Add:
Adjustment to annualize partial year revenues				4.2
Annualized Adjusted EBITDA				$21.5

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.
•Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest, was estimated to be $149 million, $151 million, $157 million and $137 million less than the nominal GAAP carrying values as of September 30, 2020, June 30, 2020, December 31, 2019 and September 30, 2019, respectively.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $136 million, $131 million, $119 million and $122 million as of September 30, 2020, June 30, 2020, December 31, 2019 and September 30, 2019 respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the BAM surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 7.

•The book value per share and adjusted book value per share included on page 1 that reflect (i) the effect of revaluing White Mountains’s investment in MediaAlpha as of September 30, 2020 using the IPO price of $19.00 per share and the reversal of a $124 million deferred tax liability (“DTL”) resulting from a related internal reorganization completed in advance of the MediaAlpha IPO in October, and (ii) the effect of further revaluing White Mountains’s investment in MediaAlpha as of September 30, 2020 to the October month-end closing price of $33.83 per share, are non-GAAP financial measures. White Mountains believes these measures are useful to management and investors in analyzing the book value per share and adjusted book value per share of White Mountains because it reflects the value of its investment in MediaAlpha after giving effect to the MediaAlpha IPO and related internal reorganization. A reconciliation from GAAP to the amount reported is as follows:

	GAAP book value per share	Adjusted book value per share
GAAP book value per share and adjusted book value per share, respectively, reported as of September 30, 2020 (see reconciliation on page 7)	$1,098.56	$1,101.28
Effect of revaluation of investment in MediaAlpha using the IPO price of $19.00 per share (1)	(6.80)	(6.85)
Reversal of DTL as of September 30, 2020	39.95	40.20
Value per share including the revaluation of investment in MediaAlpha using the IPO price of $19.00 per share (1) and the reversal of the DTL as of September 30, 2020	1,131.71	1,134.63
Effect of revaluation of investment in MediaAlpha from the IPO price of $19.00 per share to the October month-end closing price of $33.83 per share	98.16	98.77
Value per share including the revaluation of investment in MediaAlpha using October month-end closing price of $33.83 per share (1) and the reversal of the DTL as of September 30, 2020	$1,229.87	$1,233.40
(1) Includes impact of (i) dilution from shares issued to MediaAlpha’s management concurrent with the IPO and (ii) underwriting fees paid on shares sold in the IPO.

•Gross written premiums and MSC from new business is a non-GAAP financial measure, which is derived by adjusting gross written premiums and MSC collected (i) to include the present value of future installment MSC not yet collected and (ii) to exclude the impact of gross written premium adjustments related to policies closed in prior periods. White Mountains believes these adjustments are useful to management and investors in evaluating the volume and pricing of new business closed during the period. The reconciliation from GAAP gross written premiums to gross written premiums and MSC from new business is included on page 15.

•NSM’s EBITDA, adjusted EBITDA and pro forma adjusted EBITDA are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax expense (benefit), depreciation and amortization from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) change in fair value of contingent consideration earnout liabilities, (ii) non-cash equity-based compensation expense, (iii) impairments of intangible assets, (iv) acquisition-related transaction expenses, (v) fair value purchase accounting adjustment for deferred revenue, (vi) investments made in the development of new business lines and (vii) restructuring expenses. A description of each follows:
•Change in fair value of contingent consideration earnout liabilities - Earnout liabilities are amounts payable to the sellers of businesses purchased by NSM that are contingent on the earnings of such businesses in periods subsequent to their acquisition. Under GAAP, earnout liabilities are initially recorded at fair value as part of purchase accounting, with the periodic change in the fair value of these liabilities recorded as income or an expense.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to NSM’s management compensation emanating from the grants of equity units.
•Impairments of intangible assets - Represents expense related to NSM’s write-off of intangible assets. For the periods presented, the impairments related primarily to NSM’s write-off of intangible assets in its U.K. vertical. The impairments related to lower premium volumes, including due to the impact of the COVID-19 pandemic, and certain reorganization initiatives in the U.K. vertical.
•Acquisition-related transaction expenses - Represents costs directly related to NSM’s transactions to acquire businesses, such as transaction-related compensation, banking, accounting and external lawyer fees, which are not capitalized and are expensed under GAAP.
•Fair value purchase accounting adjustment for deferred revenue - Represents the amount of deferred revenue that had already been collected but subsequently written down in connection with establishing the fair value of deferred revenue as part of NSM’s purchase accounting for Embrace Pet Insurance.
•Investments made in the development of new business lines - Represents the net loss related to the start-up of newly established lines of business, which NSM views as investments. For the periods presented, this adjustment relates primarily to NSM’s investment expenditures, net of revenues generated, in the organic development of (i) its pet insurance line and (ii) its MGA in the United Kingdom. In 2019, NSM decided to cease investment in the organic development of its pet insurance line and, instead, to acquire Embrace Pet Insurance.
•Restructuring expenses - Represents expenses associated with eliminating redundant work force and facilities that often arise as a result of NSM’s post-acquisition integration strategies.

Pro forma adjusted EBITDA is a non-GAAP financial measure that starts with adjusted EBITDA and also includes the earnings of acquired businesses for the period of time over the previous 12 months that the businesses were not owned by White Mountains.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating NSM’s performance. White Mountains also believes that pro forma adjusted EBITDA is useful to management and investors to demonstrate the earnings profile of NSM’s business as of the end of the period for a full 12 month period. See page 16 for the reconciliation of NSM’s GAAP net income (loss) to EBITDA, adjusted EBITDA and pro forma adjusted EBITDA.

•Kudu’s EBITDA, adjusted EBITDA and annualized adjusted EBITDA are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax expense (benefit), depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) net unrealized investment (gains) losses on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) acquisition-related transaction expenses. A description of each adjustment follows:
•Net unrealized investment (gains) losses - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Acquisition-related transaction expenses - Represents costs directly related to Kudu’s transactions to acquire revenue and earnings participation contracts, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that annualizes revenues related to Kudu’s earnings and revenue participation contracts that were in place as of the end of the 12 month period but were not in effect for the full 12 month period. The amount added was calculated on a contract-by-contract basis by annualizing the revenues received for the partial 12 month period. For example, if a participation contract was in effect for four months, the amount added equals twice that amount.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors to demonstrate the earnings profile of Kudu’s business as of the end of the period for a full 12 month period. See page 17 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA.

•Total consolidated portfolio returns excluding MediaAlpha is a non-GAAP financial measure that removes the net investment income and unrealized investment gains from White Mountains’s investment in MediaAlpha in the third quarter and first nine months of 2020 and 2019. White Mountains believes this measure to be useful to management and investors by making the returns in the prior period comparable to the current period. A reconciliation from GAAP to the reported percentage is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Total consolidated portfolio returns	13.5%	3.1%	15.4%	15.9%
Remove MediaAlpha	(10.7)%	(1.3)%	(12.6)%	(6.0)%
Total consolidated portfolio returns - excluding MediaAlpha	2.8%	1.8%	2.8%	9.9%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value or adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in Item 1A. Risk Factors of White Mountains’s Quarterly Report on Form 10-Q for the period ended September 30, 2020;
•the market value of White Mountains investment in MediaAlpha
•the trends and uncertainties from the COVID-19 pandemic;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by ratings agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including the COVID-19 pandemic) and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.